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                                                                   Exhibit 23.13

                       Consent Of Independent Accountants


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation of our report dated September 11, 1998, relating to the financial statements of Amrac Clear View, a Limited Partnership, as of May 28, 1998 and for the period January 1, 1998 through May 28, 1998 which appear in such Amendment No. 1 to the Registration Statement. We also consent to the references to us under the headings "Experts" in such Amendment No. 1 to the Registration Statement.





/s/ PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
July 30, 2001